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NationsBank Corporation and Subsidiaries                                                                	Exhibit 12(b)
Ratio of Earnings to Fixed Charges and Preferred Dividends
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(Dollars in Millions)
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                                              	Three Months   -------------------Year Ended December 31----------------
										                                        	Ended
									                                    	March 31, 1996      1995        1994        1993        1992        1991
                                             --------------------------------------------------------------------------

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Excluding Interest on Deposits
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Income before taxes...........................	 $    789   	  $   2,991  	$   2,555 	 $   1,991   $   1,396 	 $    109

Equity in undistributed earnings
  of unconsolidated subsidiaries..............		      (2)			         (7)		       (3)		       (5)	        (1)		      (1)

Fixed charges:
Interest expense (including
  capitalized interest).......................	    1,153		       	4,480 	     2,896 	    	1,421 	       916 	    1,291
Amortization of debt discount and
  appropriate issuance costs..................		       5 			         12 		        8 		        6 	        	3 		       2
1/3 of net rent expense.......................	       31       			  125 		      114 		       96 	        91 		      82
                                               ------------------------------------------------------------------------
     Total fixed charges......................	    1,189 		      	4,617 	     3,018 	    	1,523	      1,010 	    1,375

Preferred dividend requirements...............		       6 			         13 	   	    15 		       16 	        29 		      31

Earnings (excluding capitalized interest)..... 	$  1,976   		 $   7,601  	$   5,570 	 $   3,509   $   2,398 	 $  1,471
                                               ========================================================================

Fixed charges................................. 	$  1,195   		 $   4,630  	$   3,033		 $   1,539   $   1,039 	 $  1,406
                                               ========================================================================

Ratio of Earnings to Fixed Charges............	     1.65 			       1.64 	      1.84 		     2.28 	      2.31 	    	1.05



Including Interest on Deposits
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Income before taxes........................... 	$    789 		   $   2,991  	$   2,555 	 $   1,991   $   1,396 	 $    109

Equity in undistributed earnings
  of unconsolidated subsidiaries..............		      (2)      			   (7)   		    (3)		       (5)	        (1)		      (1)

Fixed charges:
Interest expense (including
  capitalized interest).......................	    2,011       			7,761 	     5,310 	    	3,570 	     3,688 		   5,611
Amortization of debt discount and
  appropriate issuance costs..................		       5 	      		   12     		    8 		        6 	        	3 		       2
1/3 of net rent expense.......................		      31 			        125 		      114 		       96 	        91 		      82
                                               ------------------------------------------------------------------------
        Total fixed charges...................	    2,047 		      	7,898   	   5,432 	    	3,672 	     3,782 	   	5,695

Preferred dividend requirements...............		       6 			         13 		       15 		       16 	        29 		      31

Earnings (excluding capitalized interest)..... 	$  2,834 		   $  10,882  	$   7,984 	 $   5,658   $   5,170 	 $  5,791
                                               ========================================================================

Fixed charges................................. 	$  2,053  		  $   7,911  	$   5,447 	 $   3,688   $   3,811 	 $  5,726
                                               ========================================================================

Ratio of Earnings to Fixed Charges............	     1.38 			       1.38 	   	  1.47 		     1.53 	      1.36 		    1.01

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